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                                                           Exhibit No. 14(a)


                           CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus and the Statement of Additional Information constituting parts of this registration statement on Form N-14 (the "N-14 Registration Statement") of our report dated January 26, 2000 relating to the November 30, 1999 financial statements and financial highlights of PaineWebber Strategic Income Fund appearing in the November 30, 1999 Annual Report to Shareholders of PaineWebber Strategic Income Fund (the "Fund"), which is also incorporated by reference in the N-14 Registration Statement. We also consent to the references to us under the heading "Experts" in such Proxy Statement and Prospectus. We also consent to the references to us under the headings "Financial Highlights" and "Other Information -- Auditors" in the Fund's N-1A Registration Statement dated March 31, 2000, which is incorporated by reference into the N-14 Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
November 8, 2000